Exhibit 10(iii)(A)(1)

AMENDMENT TO THE INTERPUBLIC GROUP OF COMPANIES, INC.

2006 PERFORMANCE INCENTIVE PLAN

AMENDMENT to The Interpublic Group of Companies, Inc. (“Interpublic”) 2006 Performance Incentive Plan (the “Plan”). Capitalized terms used herein shall have the meaning set forth in the Plan.

WHEREAS, Section 11(h) of the Plan authorizes the Board and the Committee to amend the Plan; and

WHEREAS, Section 8 of the Plan authorizes the Committee to grant Management Incentive Compensation Performance Awards (“MICP Awards”) with respect to a full or partial Plan Year; and

WHEREAS, Section 8 of the Plan authorizes the Committee to direct that up to 75% of an individual MICP Award be paid on a deferred basis; and

WHEREAS, the Board wishes to clarify that, subject to the limitations set forth in the Plan document, an MICP Award may be granted with respect to a performance period of longer than one Plan Year, and MICP Awards may be granted with respect to performance in future Plan Years; and

WHEREAS, the Board wishes to authorize the Committee to direct that up to 100% of any MICP Award be paid on a deferred basis;

NOW, THEREFORE, effective March 26, 2009,

1. Section 8(a) of the Plan is hereby amended by adding the following new sentence at the end thereof: “In the discretion of the Committee, the performance period for an MICP Award may be longer than one Plan Year and MICP Awards may be granted with respect to future Plan Years.”

2. Section 8(d) of the Plan is hereby amended to replace “75%” with “100%”.